EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933
www.capitolbancorp.com

Analyst Contact:     Michael M. Moran
                                    Chief of Capital Markets
                                    877-884-5662
Media Contact:        Stephanie Swan
        Director of Shareholder Services
                                    517-487-6555

Capitol Bancorp Announces Restructuring Plan

LANSING, Mich.: June 22, 2012: Capitol Bancorp Limited (“Capitol”) (OTCQB: CBCR) announced today that it has commenced a voluntary restructuring plan.  The plan is designed to facilitate Capitol’s objective of converting existing debt to equity.  The initiative includes the opportunity to preserve Capitol’s substantial deferred tax assets, which can benefit all shareholders going forward.

Capitol officials stress that the banks affiliated with Capitol will not be affected by this financial restructuring plan and this strategic initiative would have no impact on the operations of the banks and their deposits.  Capitol’s affiliated banks are regulated separately from the holding company and their deposits are insured by the Federal Deposit Insurance Corporation.

Existing debt holders are being asked to exchange their debt securities for both preferred and common stock of the company.  Capitol expects this solicitation effort to be concluded by the end of July.

Capitol’s Chairman and CEO, Joseph D. Reid stated, “We are optimistic that the restructuring plan will provide benefits to Capitol, its creditors and shareholders, through the resolution of our trust preferred securities and Capitol’s senior debt, which will facilitate new equity investments in the corporation, as well as help to restore Capitol’s capital ratios and ensure our affiliate banks are adequately-capitalized and continue to have access to the capital resources supporting their local community banking activities.  Additionally, the initiatives have been structured carefully to include the opportunity to preserve Capitol’s substantial deferred federal tax asset (which Capitol estimates at $142.6 million as of March 31, 2012), and state tax deferred asset, which can provide a measurable benefit to all shareholders going forward.”

The Exchange Offer commenced today, June 22, 2012 and will be open until July 27, 2012.  Simultaneously, Capitol is soliciting votes from all debt and equity holders for a Standby Plan that will be commenced in the event that the Exchange Offer is not successful or Capitol believes the transactions contemplated by the Standby Plan are in the best interests of all stakeholders.  The Standby Plan contemplates the conversion of all current trust preferred security holders, unsecured senior note holders, current preferred equity shareholders and current common equity shareholders into new classes of common stock which will retain approximately 53% of the voting control and value of the restructured company.  Capitol will also seek to identify external capital sources sufficient to restore all affiliate institutions to well-capitalized status in exchange for approximately 47% of the restructured company.

Succinctly, the financial restructuring plan is being pursued on two simultaneous tracks:

•
An out-of-court restructuring and capital raise consisting of an exchange of its outstanding trust preferred securities, unsecured capital notes and Series A preferred stock (referred to in applicable documents as the “Exchange Offers”), with the simultaneous infusion of new equity from outside investors.

•	Alternatively, an in-court financial restructuring and simultaneous capital raise from outside investors, referred to in applicable documents as the “Standby Plan.”

All stakeholders in the above-referenced Exchange Offers will receive an Offering Memorandum and Disclosure Statement, which is being mailed today, coupled with instructions for a Letter of Transmittal concerning the proposed exchanges.  In addition, concurrent with the mailing of this information, all Exchange Offer stakeholders and Capitol’s common shareholders will also receive details and voting instructions concerning the Standby Plan.

The description of the Exchange Offers and Standby Plan in this press release is only a summary and is qualified in its entirety by reference to the relevant documents. Stakeholders are urged to read the documents for the relevant Exchange Offer carefully. The firm of Kurtzman Carson Consultants LLC (“KCC”) has been retained by Capitol as Information Agent specifically for this financial restructuring plan.  Stakeholders may obtain the relevant documents by contacting KCC at Telephone:  877-833-4150 or Email: CapitolBancorpInfo@kccllc.com, or Capitol at 517-487-6555.  The Exchange Offers will expire at 11:59 p.m., Lansing, Michigan time on July 27, 2012, unless extended or terminated early.  Capitol Bancorp Limited is represented by Honigman Miller Schwartz and Cohn LLP, as legal advisor, and River Branch Capital, LLC, as financial advisor, with respect to the restructuring.

When the Trust Preferred Securities were originally issued, and until recently, substantially all of those securities comprised a crucial element of Capitol’s compliance with regulatory capital requirements because they were a material component of regulatory capital.   Because of Capitol’s weakened financial condition and changes to banking regulations affecting its ability (as well as that of other bank holding companies in the United States) to include any portion of these securities in regulatory capital computations, today only a small portion of these securities are included in the corporation’s current regulatory capital measurements and in the future will cease to be includable in the composition of regulatory capital components.  The restructuring initiatives will facilitate the conversion of Capitol’s Trust Preferred Securities to equity and represent an efficient opportunity to strengthen the composition of Capitol’s capital base by increasing its Tier 1 common and tangible common equity ratios, while also reducing the dividend and interest expense associated with these securities.  By increasing its common equity component, and successfully completing the capital raise component of the plan, Capitol expects to have increased capital flexibility to continue to support its community banking platform, take advantage of market opportunities and implement its long-term strategies.

The Exchange Offers are being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. This press release is for informational purposes only and neither an offer to purchase nor a solicitation to buy any of the Trust Preferred Securities issued by the Capitol Trusts, nor is it a solicitation for acceptance of the Exchange Offers. Capitol is making the Exchange Offers only by, and pursuant to the terms of, the relevant Exchange Offer documents. The Exchange Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Capitol, its financial or legal advisors, the trustees of the Capitol Trusts, the exchange agent or any of their respective affiliates is making any recommendation as to whether holders should tender their Trust Preferred Securities in connection with the Exchange Offers.

This press release is for informational purposes only and is not a solicitation to accept or reject the Standby Plan referred to herein or an offer to sell or a solicitation of an offer to buy any securities of Capitol. Any solicitation or offer to sell will be made pursuant to and in accordance with the Offering Memorandum and Disclosure Statement distributed to holders of Capitol’s Senior Notes, Trust Preferred Securities, Series A Preferred Stock and Common Stock and applicable law.

A form of the Standby Plan and the related Offering Memorandum and Disclosure Statement, which provide a substantial description of the restructuring, may be accessed through http://www.capitolbancorp.com/.

Important Note
The transaction described above is subject to numerous closing conditions and there can be no assurances that the treatment of creditors outlined above will not change significantly. In the event that Capitol is not able to successfully complete the restructuring contemplated by the Exchange Offers and/or the Standby Plan, it intends to explore all other restructuring alternatives available to it at that time. Capitol cannot make assurances that any alternative restructuring arrangement or plan could be accomplished.

This press release does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities. Any such offer, if made, will be made pursuant to definitive documentation to be provided to eligible security holders.

Safe Harbor Statement:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Capitol’s plans, intentions and expectations. Such statements are subject to a variety of risks, uncertainties, and other factors known and unknown that could cause actual results to differ materially from such forward-looking statements, including, but not limited to the completion of Capitol’s announced restructuring and planned operation of its business, including the outcome and impact on its business of any resulting proceedings with respect to the Standby Plan. Capitol makes no assurance that it will be successful in consummating the Exchange Offers or the Standby Plan and restructuring or any other restructuring proposal on favorable terms if at all, which could also adversely affect its business plans and expectations. As a result, Capitol makes no assurance that the treatment of creditors and equity holders outlined in this press release and included in the Standby Plan will not change significantly. A more extensive discussion of the risk factors that could impact these areas and Capitol’s overall business and financial performance can be found in reports previously filed by Capitol with the Securities and Exchange Commission and the Offering Memorandum and Disclosure Statement. The risks included above are not exhaustive. Capitol expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Capitol’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About Capitol Bancorp Limited
Capitol Bancorp Limited is a $2.1 billion national community banking company, with a network of banks in 10 states.  Founded in 1988, Capitol’s executive office is located in Lansing, Michigan.